UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 14, 2019
Dear Fellow Stockholder:
On behalf of the Board of Directors of BankFinancial Corporation (the “Company”), I cordially invite you to attend our 2019 Annual Meeting of Stockholders. The meeting will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Tuesday, June 25, 2019, at 11:00 A.M., Chicago, Illinois Time.
At the Annual Meeting, our stockholders will vote on the election of two directors, the ratification of the engagement of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019, and an advisory, non-binding resolution to approve our executive compensation.
The Board of Directors, acting on the recommendations of the Corporate Governance and Nominating Committee, has nominated incumbents John M. Hausmann and Glen R. Wherfel to serve as directors of the Company for three-year terms.
The Board of Directors recommends that you vote your shares as follows: FOR the election of our two director nominees; FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019; and FOR the approval on an advisory, non-binding basis of our executive compensation.
This year we will be using the “Notice and Access” method of providing proxy materials to you via the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 14, 2019, we will mail to our stockholders a Stockholder Meeting Notice (the “Meeting Notice”) containing instructions on how to access our Proxy Statement and 2018 Annual Report, and how to vote your shares. The Meeting Notice will also contain instructions on how you may receive, if you wish, a paper copy of your proxy materials.
By voting your shares promptly, you will help us reduce the time and expense of soliciting proxies, and you will also ensure that your shares are represented at the Annual Meeting.
Thank you in advance for your attention to this important matter. We are most appreciative of your continued interest and support as stockholders of the Company and as valued customers of BankFinancial, NA.
Very truly yours,

F. Morgan Gasior
Chairman and Chief Executive Officer

BANKFINANCIAL CORPORATION
60 North Frontage Road
Burr Ridge, Illinois 60527
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 25, 2019
To the Stockholders of BankFinancial Corporation:
Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of BankFinancial Corporation will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Tuesday, June 25, 2019, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.
The purpose of the Annual Meeting is to consider and act upon the following, as described more fully in the Company’s Proxy Statement:

1.	To elect two directors for a three-year term and until their successors are duly elected and qualify;

2.	To ratify the engagement of RSM US LLP as the independent registered public accounting firm of BankFinancial Corporation for the year ending December 31, 2019;

3.	To consider an advisory, non-binding resolution to approve our executive compensation; and

4.
To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof; the Board of Directors and management are not aware of any such other business.

The Board of Directors has fixed the close of business on April 15, 2019 as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any such adjournments or postponements. In the event that there are not sufficient votes to establish a quorum or to approve the foregoing proposals at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned or postponed.
By Order of the Board of Directors
James J. Brennan
Secretary
Burr Ridge, Illinois
May 14, 2019

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting
Our Proxy Statement for the 2019 Annual Meeting, the accompanying form of proxy and our 2018 Annual Report are available online at www.envisionreports.com/BFIN.

2019 PROXY STATEMENT

PROXY STATEMENT
BankFinancial Corporation
60 North Frontage Road
Burr Ridge, Illinois 60527

ANNUAL MEETING OF STOCKHOLDERS
June 25, 2019
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BankFinancial Corporation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Tuesday, June 25, 2019, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.
This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to the stockholders of BankFinancial Corporation on or about May 14, 2019. Whether or not you plan to attend the Annual Meeting, please read this Proxy Statement and authorize the voting of your shares by proxy by following the proxy authorization instructions appearing on the proxy card and discussed below under “Voting and Related Matters — How do I vote?”
An Annual Report for the year ended December 31, 2018, which contains audited consolidated financial statements and other information pertaining to BankFinancial Corporation, accompanies this Proxy Statement.
THE COMPANY
BankFinancial Corporation, a Maryland corporation headquartered in Burr Ridge, Illinois, became the owner of all of the issued and outstanding capital stock of BankFinancial, NA, formerly known an BankFinancial, F.S.B. (each referred to herein as the “Bank”) on June 23, 2005, when it consummated a plan of conversion and reorganization that the Bank and its predecessor holding companies, BankFinancial MHC, Inc. (“BankFinancial MHC”) and BankFinancial Corporation, a federal corporation, adopted on August 25, 2004. BankFinancial Corporation, the Maryland corporation, was organized in 2004 to facilitate the mutual-to-stock conversion, and to become the holding company for the Bank upon the completion of the mutual-to-stock conversion.
VOTING AND RELATED MATTERS
The following is information regarding the Annual Meeting and the voting process.
Why am I receiving this Proxy Statement?
Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail pursuant to your request in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.
You are receiving this Proxy Statement from us because at the close of business on April 15, 2019, the record date for the Annual Meeting, you owned shares of our common stock, par value $0.01, either directly or through a broker. This Proxy Statement describes the matters that will be presented for consideration by our stockholders at the Annual Meeting. It also gives you information concerning the items of business to be considered at the Annual Meeting to assist you in making an informed voting decision.
When you vote your shares, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote your shares in advance of the Annual Meeting in case your plans change.
If you have voted your shares and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her discretion.

What matters will be voted on at the Annual Meeting?
You are being asked to vote on the election of our two director nominees; the ratification of the engagement of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019; and an advisory, non-binding resolution to approve our executive compensation. These matters are more fully described in this Proxy Statement.
How do I vote?
Stockholders who own their shares in their name may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.envisionreports.com/BFIN and follow the instructions on the proxy card or on the Meeting Notice.

2.	Telephone: You may call, toll-free, 1-800-652-VOTE (8683) and follow the instructions provided by the recorded message.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card in the postage paid envelope provided.
Stockholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the stockholder is solely responsible. The Internet and telephone voting procedures are designed to authenticate a stockholder’s identity, to allow a stockholder to vote his or her shares and to confirm that his or her instructions have been properly recorded. You may use the Internet or telephone to submit your proxy until 1:00 a.m., Chicago, Illinois Time on the morning of the Annual Meeting, June 25, 2019.
Stockholders who hold shares in “street name,” that is, through a broker, should instruct their broker to vote their shares by following the instructions provided by the broker. Your vote as a stockholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “If I hold shares in the name of a broker, who votes my shares?” below.
What if I sign and date my proxy but do not provide voting instructions?
A proxy that is signed and dated, but which does not contain voting instructions will be voted as follows:
•    “FOR” the two director nominees named in this Proxy Statement;
•    “FOR” the ratification of the engagement of RSM US LLP; and
•    “FOR” the approval of the advisory, non-binding resolution to approve our executive compensation.
What does it mean if I receive multiple proxy materials?
It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please vote all shares. No proxy cards are duplicated.
If I hold shares in the name of a broker, who votes my shares?
If you received this Proxy Statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.
Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of an independent registered public accounting firm, but cannot vote on non-routine matters such as the election of directors and advisory, non-binding votes on executive compensation unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote.” At the Annual Meeting, broker non-votes will not affect the outcome of the voting, as described below under “How many votes are needed for each proposal?” We encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures so that your shares will be voted at the Annual Meeting.

What if I change my mind after I vote my shares?
If you hold your shares in your own name, you may revoke your proxy and change your vote by:

•	following the instructions for telephone or Internet voting appearing on your proxy card;

•
signing another proxy card with a later date and returning the new proxy card by mail to our stock transfer agent and registrar, Computershare Trust Company, N.A., or by sending it to us to the attention of the Secretary of the Company, provided that the new proxy card is actually received by the Secretary before the polls close at the Annual Meeting;

•
sending notice addressed to the attention of the Secretary of the Company that you are revoking your proxy, provided that the notice is actually received by the Secretary before the polls close at the Annual Meeting; or

•	voting in person at the Annual Meeting in accordance with the established voting rules and procedures.
If you hold your shares in the name of a broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.
Please mail any new proxy cards to Proxy Services, in care of Computershare Trust Company, N.A., at P.O. Box 50500, Louisville, Kentucky 40233-5000. You may send the notice described above or new proxy card to us as follows: BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary.
How are proxy materials delivered?
BankFinancial controls its costs for the Annual Meeting by following SEC rules that allow for the delivery of proxy materials to the Company’s stockholders via Notice and Access, which delivers materials through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to stockholders. Stockholders who own shares directly and not through a broker will have a Meeting Notice delivered directly to their mailing address. Stockholders whose shares are held in the name of a broker should have a Meeting Notice forwarded to them by the broker that holds the shares. Stockholders who have requested paper copies of the proxy materials will receive this Proxy Statement, the 2018 Annual Report and a proxy card by mail.
If you received only a Meeting Notice by mail, you will not receive a printed copy of the proxy material unless you request a copy by following the instructions on the notice. The Meeting Notice also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.
How do I request a paper copy of the proxy materials?
You may request a paper copy of the proxy materials by following the instructions below. You will be asked to provide your 15-digit control number located on your Meeting Notice.

1.	Call the toll-free telephone number 1-866-641-4276 and follow the instructions provided, or

2.	Access the website at www.envisionreports.com/BFIN and follow the instructions provided, or

3.
Send an email to investorvote@computershare.com with “Proxy Materials BankFinancial Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on your Meeting Notice, and state in the email that you want a paper copy of current meeting materials.

Please make your request for a copy on or before June 11, 2019 to facilitate timely delivery before the Annual Meeting.
Stockholders who hold shares in “street name,” that is, through a broker, should request copies of the proxy materials by following the instructions provided by the broker.
How many votes do we need to hold the Annual Meeting?
A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. Abstentions and broker non-votes are considered present at the Annual Meeting and are counted in determining whether or not a quorum is present.
Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a signed proxy form or other proxy (including a broker non-vote).

At the close of business on April 15, 2019, the record date, there were 15,566,439 shares of our common stock, par value $0.01, issued and outstanding. Therefore, at least 7,783,220 shares need to be present at the Annual Meeting in person or by proxy in order for us to hold the Annual Meeting and conduct business.
What happens if a nominee is unable to stand for election?
The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for the substitute nominee designated by the Board of Directors. Proxies cannot be voted for more than two nominees. We have no reason to believe that any nominee will be unable to stand for election.
What options do I have in voting on each of the proposals?
Election of Directors (Proposal 1). You may mark the “FOR” box on your proxy card to vote for all director nominees, mark the “FOR ALL EXCEPT” box on your proxy card to vote for all nominees other than any nominee that you specify on your proxy card, or mark the “WITHHOLD” box to withhold your vote for all director nominees.
Ratification of Independent Registered Public Accounting Firm (Proposal 2). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the ratification engagement of RSM US LLP.
Advisory, Non-Binding Vote on Executive Compensation (Say-On-Pay) (Proposal 3). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the compensation of the Company’s named executive officers. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.
Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of RSM US LLP, and “FOR” the approval of the compensation of the Company’s named executive officers.
How many votes may I cast?
Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you.
Are there any limits on the voting of shares?
As provided in Section F of Article 6 of our Charter, record holders of common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. Our Board of Directors is authorized to construe and apply the provisions of Section F of Article 6 of the Charter, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person. Further, the Board of Directors is authorized to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by us in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Section F of Article 6 of the Charter.
How many votes are needed for each proposal?
The two nominees receiving the highest number of votes cast “FOR” their election will be elected as directors, without regard to shares as to which the “FOR ALL EXCEPT” or “WITHHOLD” box has been selected on the proxy card.
The ratification of the engagement of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019 will require the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card.
The approval of the advisory, non-binding vote on executive compensation will require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.

Shares represented by broker non-votes and abstentions are considered present at the Annual Meeting for the purposes of determining whether or not a quorum is present, but such shares are not considered votes cast and will have no effect on the outcome of the election of directors, the ratification of the engagement of RSM US LLP and the advisory, non-binding resolution to approve our executive compensation.
Where do I find the voting results of the Annual Meeting?
We intend to announce voting results at the Annual Meeting or at any postponements or adjournments thereof. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC.
How does the Board recommend that I vote?
The Board of Directors recommends that you vote “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of RSM US LLP, and “FOR” the approval of the compensation of the Company’s named executive officers.
Who do I call if I have any questions?
If you have any questions or need assistance in submitting your proxy, voting your shares or need paper copies of the proxy materials, free of charge, please contact Computershare, toll-free, at 1-866-641-4276.
ELECTION OF DIRECTORS; INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS
There are six members of the Board of Directors, which is divided into three classes. The bylaws of the Company establish the initial terms of office for each class of directors and provide that directors are elected for a term of office that will expire at the third succeeding Annual Meeting of Stockholders following their election, with each director to hold office until his or her successor is duly elected and qualifies.
At the Annual Meeting, the stockholders of the Company will be requested to elect one class of directors consisting of two directors. The Corporate Governance and Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, John M. Hausmann and Glen R. Wherfel for election as directors in this class of directors for a term of office that will expire at the Annual Meeting of Stockholders in 2022 and until their successors are duly elected and qualify.
The proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting “FOR” the election of the above two nominees as directors, provided that your proxy will not be voted in favor of any nominee for which your proxy vote has been withheld. If a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by all such proxies will be voted for the election of such replacement nominee as the Board of Directors, acting on the recommendation of the Corporate Governance and Nominating Committee, may designate. At this time, the Board of Directors knows of no reason why any of the nominees might be unable or unwilling to stand for election as a director, or to serve as a director if elected.
The following table sets forth certain information regarding the nominees and other members of the Board of Directors, including their years of service and terms of office. Except as indicated elsewhere in the Proxy Statement, there are no arrangements or understandings between any of the directors or nominees and any other person pursuant to which such directors or nominees were selected.

Name	Position(s) Held in the Company	Director Since (1)	Term of Class to Expire
NOMINEES
John M. Hausmann, C.P.A.	Director	1990	2022
Glen R. Wherfel, C.P.A.	Director	2001	2022
CONTINUING DIRECTORS
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	1983	2020
Cassandra J. Francis	Director	2006	2021
Thomas F. O’Neill	Director	2012	2021
Terry R. Wells	Director	1994	2021
Footnote on following page.

(1)
Denotes the earlier of the year the individual became a director of the Bank or the year the individual became a director of the Company or its predecessors, BankFinancial MHC and BankFinancial Corporation, the federal corporation. Messrs. Gasior, Hausmann and Wells have each served as a director of the Company since its formation in 2004. Mr. Wherfel and Ms. Francis were appointed to the Board of Directors of the Company in 2006; Mr. O’Neill was elected to the Board of Directors of the Company in 2012.

Nominees
The business experience for at least the past five years of each nominee for election to the Board of Directors and the qualifications of each nominee to serve as a director are set forth below, with age information as of December 31, 2018.
John M. Hausmann, C.P.A. Age 63. Mr. Hausmann has been a self-employed certified public accountant since 1980. Prior to that time, he was an accountant with Arthur Andersen. Mr. Hausmann is a member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountant Society. He has been a director of the Company since its formation in 2004, and of the Bank since 1990. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Hausmann is the Chairman of the Audit Committee of the Company, and is a member of the Human Resources Committee of the Company.
Mr. Hausmann brings to the Board, among other skills and qualifications, a comprehensive understanding of accounting, auditing and taxation principles based on his many years of experience as a certified public accountant. His experience as a member of the Audit Committee has provided him with a thorough knowledge of the Company’s internal controls and internal and external audit procedures. His tax and accounting practice and longtime residency in the Bank’s southernmost market territory have also provided him with a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.
Glen R. Wherfel, C.P.A. Age 69. Mr. Wherfel has been a principal in the accounting firm of Wherfel & Associates since 1984 and President of Park Data Incorporated since 1980. Mr. Wherfel was a director of Success National Bank from 1993 to 2001, and of Success Bancshares from 1998 to 2001. He was the Chairman of Success National Bank’s Loan Committee and a member of its Asset Liability Management Committee. Mr. Wherfel is a member of the Audit Committee and the Human Resources Committee of the Company.
Mr. Wherfel brings to the Board, among other skills and qualifications, substantial experience in entrepreneurial finance and operations. His tax and accounting practice, longtime residency in the Bank’s northern market territory and service as a director of Success National Bank have also provided him a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.
The Board of Directors recommends a vote “FOR” the above nominees.
Continuing Directors
The business experience for at least the past five years of each continuing member of the Board of Directors and each individual’s qualifications to serve as a director are set forth below, with age information as of December 31, 2018.
Cassandra J. Francis. Age 53. Ms. Francis is self-employed as the sole proprietor of Kariatid and Puddle Jump Properties since 2009, which provide interim management, real estate and construction-related strategic planning and program and project advisory services to public, private and non-profit organizations and professional associations. Ms. Francis previously served as the Chief Real Estate Development Officer of the South Shore Line Railroad / Northern Indiana Commuter Transportation District and as the President and CEO of Friends of the Parks, a 40 year-old non-profit advocacy organization whose mission is to preserve, protect, improve and promote the use of parks and preserves throughout the Chicago area. She was also the Executive Director and Vice President of Clayco, Inc., a national design-build construction firm and the Director of Olympic Village Development for Chicago’s bid to host the 2016 Summer Olympic and Paralympic Games. She has also held various management positions, including Senior Vice President with U.S. Equities Development, L.L.C. from 1995 to 2008. Ms. Francis is a Fellow of the American Institute of Certified Planners, a Fellow of RICS (The Royal Institution of Chartered Surveyors), and is an admitted member of the Counselors of Real Estate, the professional consulting arm of the National Association of Realtors. She is certified as both an international commercial arbitrator and as a civil commercial mediator. Ms Francis is an LEED Accredited Professional and is licensed as a real estate managing broker in the States of Illinois and Indiana. She currently serves as Vice President of the International Board of Governors of Lambda Alpha International, an honorary land economics society and on the Chicago Advisory Board of the Urban Land Institute. Ms. Francis is a member of the Corporate Governance & Nominating Committee and the Human Resources Committee of the Company.

Ms. Francis brings to the Board, among other skills and qualifications, substantial experience in urban planning and commercial real estate development and operations, with particular emphasis in retail development and leasing. She also has extensive experience with commercial real estate finance and valuations, particularly in Midwestern markets.
F. Morgan Gasior. Age 55. Mr. Gasior has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation in 2004, and of the Bank since 1989, and as a director of the Bank since 1983. He held the same positions with the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Gasior has been employed by the Bank in a variety of positions since 1984, and became a full-time employee in 1988 when he was appointed as Executive Vice President and Chief Operating Officer. He was a director and officer of Financial Assurance Services, Inc. from 1989 through 2003. Mr. Gasior is licensed as an attorney in the States of Illinois and Michigan, but he does not actively practice law.
Mr. Gasior brings to the Board, among other skills and qualifications, comprehensive understanding of the Bank’s strategies, operations and customers based on his more than 30 years of service as an employee and officer of the Bank. He has led the development and implementation of the Bank’s financial, lending, operational, technology and expansion strategies, and this experience has uniquely positioned him to adjust the Company’s business strategies to respond to changing economic, regulatory and competitive conditions, and to discern and coordinate operational changes to match these strategies. His position on the Board also provides a direct channel of communication from senior management to the Board.
Thomas F. O’Neill. Age 72. Mr. O’Neill is Managing Director - Capital Markets at Stifel Financial Corporation. Mr. O’Neill was previously Vice Chairman of First Empire Securities prior to its acquisition by Stifel Financial Corporation in 2019. An industry veteran with more than 40 years experience, he was a founding principal of the investment banking and brokerage firm Sandler O’Neill + Partners. Prior to joining First Empire, Mr. O’Neill was a founder of The Kimberlite Group and served as its CEO. He also previously served as Chairman of the broker-dealer First Allied, the Vice-Chairman of the Capital Markets Group of Incapital LLC, the Vice-Chairman of the New York Interactive Advertising Exchange, and the Chairman of the Ranieri Partners Financial Services Group. Mr. O’Neill is a member of the Corporate Governance & Nominating Committee and the Human Resources Committee of the Company.
Mr. O’Neill brings to the Board, among other skills and qualifications, substantial experience and expertise in a broad range of matters that affect publicly-traded bank and thrift holding companies, including corporate governance, asset-liability management, investment management, mergers and acquisitions, asset purchases and dispositions and corporate finance.
Terry R. Wells. Age 60 Mr. Wells has served as the Village President of the Village of Phoenix, Illinois since 1993 and he currently serves as Secretary of the Southland Regional Mayoral Black Caucus. Mr. Wells has also taught history and social studies at the elementary and high school levels, and U.S. History at Thornton Township High School in Harvey, Illinois. He is also a member of the Board of Directors of Pace, a Division of the Regional Transportation Authority (Illinois), and the Board of Trustees of South Suburban College. Mr. Wells has served as President of the South Suburban Mayors and Managers Association. He has been a director of the Company since its formation in 2004, and of the Bank since 1994. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Wells is a member of the Audit Committee and is the Chairman of the Human Resources Committee of the Company. He is also the Chairman of the Corporate Governance and Nominating Committee, and as such, currently serves as the Lead Director of the Company.
Mr. Wells brings to the Board, among other skills and qualifications, substantial experience in municipal government and finance, community and economic development and serving the needs of low- and moderate-income borrowers and communities. His experience as an educator has also provided him with significant expertise in secondary and post-secondary vocational training applicable to the Bank’s customer service and support personnel.
Director Independence
The Board of Directors has determined that, except for Mr. Gasior, who serves as the Chairman, Chief Executive Officer and President of the Company, each of the Company’s directors is “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market.
Executive Officers Who Are Not Directors
Set forth below is information, with age information as of December 31, 2018, regarding the principal occupations for at least the past five years of the individuals who serve as executive officers of the Company and/or the Bank who are not directors of the Company or the Bank. All executive officers of the Company and the Bank are elected annually by their respective Boards of Directors and serve until their successors are elected and qualify. No executive officer identified below is related to any director or other executive officer of the Company or the Bank. Except as indicated elsewhere in this Proxy Statement, there are no arrangements or understandings between any officer identified below and any other person pursuant to which any such officer was selected as an officer.
Paul A. Cloutier, C.P.A. Age 55. Mr. Cloutier has served as the Chief Financial Officer and Treasurer of the Company since its formation in 2004, of the Bank since 1991, and of BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Cloutier also serves as the Executive Vice President of the Finance Division of the Company and the Bank. He is a registered certified public accountant in the State of Michigan and is a member of the American Institute of Certified Public Accountants. Prior to joining the Bank and its parent companies, he was a Senior Tax Associate with Coopers & Lybrand.
William J. Deutsch, Jr. Age 51. Mr. Deutsch has served as the President of the Bank’s National Commercial Leasing Division since 2011, and was the Senior Vice President of the National Commercial Leasing Division from 2002 to 2011. Prior to joining the Bank, Mr. Deutsch was the Senior Vice President – Lease Finance Group for the First Bank of Highland Park.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 15, 2019, certain information as to the beneficial ownership of shares of the Company’s common stock by: (i) those persons or entities known by the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock; (ii) each director and nominee for election as director; (iii) each named executive officer of the Company; and (iv) all directors and executive officers of the Company and the Bank as a group. The address for each individual listed below is: C/O BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527. An asterisk denotes beneficial ownership of less than one percent.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas 78746	1,480,854	(2)	9.51%
Black Rock, Inc. 40 East 52nd Street New York, New York 10022	1,188,716	(2)	7.64%
Principal Trust Company 1013 Centre Road Wilmington, Delaware 19805 As Trustee fbo BankFinancial and Subsidiaries 401(k) Plan	1,016,317	(2)	6.53%
PL Capital, LLC 20 East Jefferson Ave., Suite 22 Naperville, Illinois 60540	975,189	(3)	6.26%
Renaissance Technologies LLC 800 Third Avenue New York, New York 10022	891,900	(2)	5.73%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	883,966	(2)	5.68%
Directors and Nominees
Cassandra J. Francis	40,444		*
F. Morgan Gasior	294,878	(4)	1.89%
John M. Hausmann	69,049		*
Thomas F. O’Neill	7,160		*
Terry R. Wells	56,384		*
Glen R. Wherfel	77,729	(5)	*
Named Executive Officers (other than Mr. Gasior):
Paul A. Cloutier	85,691	(6)	*
William J. Deutsch, Jr.	48,858	(7)	*
All Directors, Nominees and Executive Officers of the Company and the Bank as a Group (9 persons)	785,364		5.05%
Footnotes on following page.

(1)
The information reflected in this column is based upon information furnished to us by the persons named above and the information contained in the records of our stock transfer agent. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2)	Amount of shares owned and reported on the most recent Schedule 13G filing with the SEC, reporting ownership as of December 31, 2018.

(3)	Amount of shares owned and reported on the most recent 13D filing with the SEC, reporting ownership as of February 28, 2019.

(4)
Includes 85,341 shares held by the BankFinancial and Subsidiaries Associate Investment Plan. Also includes 125,000 shares held by Mr. Gasior’s spouse. Mr. Gasior disclaims beneficial ownership of these 125,000 shares.

(5)	Includes 45,229 shares held in trust and 7,500 shares held by an individual retirement account.

(6)	Includes 20,691 shares held by the BankFinancial and Subsidiaries Associate Investment Plan.

(7)	Includes 38,858 shares held by the BankFinancial and Subsidiaries Associate Investment Plan.
Compliance with Section 16(a) of the Exchange Act
The Company’s executive officers, directors and any beneficial owners of greater than 10% of the outstanding shares of the Company’s common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for the year ended December 31, 2018, no executive officer, director or 10% beneficial owner of shares of the Company’s common stock failed to file any required ownership report on a timely basis.
CODE OF ETHICS
The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Amendments to and waivers from the Code of Ethics for Senior Financial Officers will be disclosed on the Company website, www.bankfinancial.com. The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market that applies generally to the Company’s directors, officers, and employees.
BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT
Leadership Structure.  The Company’s Board of Directors has a distributed leadership structure. The Board has established a standing Executive Committee, which currently consists of the Chief Executive Officer and two independent Directors. Thus, a two-thirds majority of the membership of the Executive Committee consists of independent Directors. The Executive Committee exercises the authority of the Board between meetings on matters not reserved exclusively to the Board by the Company’s charter or bylaws. In addition, independent directors chair the Corporate Governance and Nominating Committee and the Human Resources Committee, the members of which are all independent Directors.
In 2010, the Board amended the charter of the Corporate Governance and Nominating Committee to provide that the Chair of this committee will serve as the Board’s Lead Director. The Lead Director calls and presides at all executive sessions or special meetings of the Board’s outside, independent directors and provides feedback to the Chief Executive Officer regarding the same; works with the Chairs of the other committees of the Board to ensure coordinated coverage of the Board’s duties and responsibilities; serves as a supplemental point of contact for Board members and stockholders; serves as a liaison between the Board’s outside, independent directors and the Chief Executive Officer; coordinates the implementation of the charter of the Corporate Governance and Nominating Committee, including Board performance evaluations; and executes any other duties and responsibilities the Board may establish.
The Chairman of the Board coordinates the Board’s functions, including the activities of the Board’s committees, with the execution of the Company’s business plan and day-to-day operations. Although the Chairman also presides over Board meetings as provided in the Company’s bylaws, the charter of the Corporate Governance and Nominating Committee was amended in 2010 to formalize the Board’s practice of permitting any director to place any item on the agenda for any Board meeting.
The Board periodically meets outside the presence of the Chief Executive Officer. The independent members of the Board also conduct a periodic review of the Company’s financial condition, results of operation, long-term planning, management structure and internal governance practices. The Board utilizes the findings and recommendations resulting from its review to revise and enhance its oversight, as appropriate.
The Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer, and Mr. Gasior currently serves in both capacities. The Board believes that the selection of its Chairman should be based upon the Board’s assessment of the Company’s current operating needs, the suitability of the individual to effectively discharge the duties of the Chairman and the leadership structure that will best serve the interests of the Company and its stockholders. The Board believes that combining the offices of Chairman and Chief Executive Officer is currently an effective governance structure because it provides an efficient and unified responsibility and mechanism for the coordination of the activities of the Board of Directors and those of management. The Board also believes that the Lead Director position, its policy of universal Board agenda access and its practice of conducting periodic meetings outside the presence of the Chief Executive Officer achieve benefits that are equivalent to those that might result from separating the offices of Chairman and Chief Executive Officer.
Role in Risk Oversight. The Board is actively involved in the oversight of risks that could affect the Company, through, among other things, its adoption of policies and procedures; the use of internal controls to identify and monitor specific risks; the establishment of an internal audit function that monitors compliance with policies, procedures and internal controls and reports directly to the Board’s Audit Committee, oversight and reporting by Board committees with respect to matters within their jurisdictions; the receipt of periodic reports from officers of the Company responsible for the management of specific functions; and the periodic use of outside consultants to conduct independent reviews of internal controls or Company-specific functions.
This leadership and risk management structure is designed to ensure that financial, risk, internal control reporting and market information are provided directly to the independent directors of the Company and acted upon as necessary. Taken together, the Board believes that it has an effective leadership structure controlled by independent directors, with open meeting agendas and an established mechanism for oversight and evaluation of the Company as well as the Board’s and management’s execution of their respective responsibilities.
Attendance at Annual Meetings of Stockholders
Although the Company does not have a formal written policy regarding director attendance at annual meetings of stockholders, directors are requested to attend these meetings absent unavoidable scheduling conflicts. All of the Company’s current directors except for one attended the 2018 Annual Meeting of Stockholders.
BOARD COMMITTEE REPORTS, POLICIES AND PROCEDURES
Meetings and Committees of the Board of Directors
Board of Directors and Committees. The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors, as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, meet in executive sessions. The standing committees of the Board of Directors of the Company are the Executive, Audit, Corporate Governance and Nominating, and Human Resources Committees. During the year ended December 31, 2018, the Board of Directors of the Company held four regular meetings. No member of the Board of Directors or any Board committee attended less than 75% of the Board meetings and the Board committee meetings on which the director served. In addition, a number of matters were evaluated, considered and/or decided during the year by electronic distribution and voting or by unanimous consent.
The table below shows current membership for each of the standing Board committees:

Directors	Executive Committee	Audit Committee	Corporate Governance and Nominating Committee	Human Resources Committee
Cassandra J. Francis			✓	✓
F. Morgan Gasior	Chair
John M. Hausmann	✓	Chair		✓
Thomas F. O’Neill			✓	✓
Terry R. Wells	✓	✓	Chair	Chair
Glen R. Wherfel		✓		✓
Meetings held during 2018	—	5	1	2
Executive Committee. The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board of Directors, subject to certain limitations contained in the bylaws of the Company. The members of the Executive Committee of the Company also serve as members of the Executive Committee of the Bank.
Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which was attached as Appendix A to the Proxy Statement for the 2017 Annual Meeting. As more fully described in the Audit Committee Charter, the

Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company’s independent registered public accounting firm the systems of internal control over financial reporting, and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States. Each member of the Audit Committee is an “independent” director as defined in the listing standards of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board of Directors has determined that Messrs. Hausmann and Wherfel are qualified as “audit committee financial experts” as currently defined in the regulations of the SEC.
Corporate Governance and Nominating Committee. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which was attached as Appendix A to the Proxy Statement for the 2018 Annual Meeting. The Corporate Governance and Nominating Committee consists, at any point in time, of directors of the Company who qualify as “independent” in accordance with the listing standards of the NASDAQ Stock Market, except that no director may serve on the Corporate Governance and Nominating Committee at any meeting at which he or she has been or is seeking to be proposed as a nominee.
The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If vacancies on the Board of Directors arise, or if a current director is not nominated for re-election, the Corporate Governance and Nominating Committee will determine the skills and experience desired of a new nominee, solicit suggestions for director candidates from all members of the Board of Directors, and may engage in other search activities. During the year ended December 31, 2018, the Company did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for director.
Candidates for a directorship should possess specific attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of the Company, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Corporate Governance and Nominating Committee would also consider the overall character of the candidate and any existing or potential conflict of interest, the candidate’s willingness to serve and ability to devote the time and effort required, the candidate’s record of leadership, and the ability to develop business for the Company and its subsidiaries.
The Corporate Governance and Nominating Committee and the Board of Directors nominate candidates for election to the Company’s Board of Directors based on the candidate’s experience and expertise applicable to the current and expected future business operations of the Company. There is no formal policy with regard to the consideration of diversity in identifying a director nominee, and no specific demographic factors, or absence of such factors, prejudge a candidate’s qualification for nomination to the Board of Directors. The Company’s bylaws also establish specific qualifications for directors.
The Corporate Governance and Nominating Committee may consider qualified candidates for a directorship suggested by the stockholders of the Company. Stockholders may suggest a qualified candidate for a directorship by writing to BankFinancial Corporation at 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary, and providing the information described in the Company’s bylaws concerning the suggested candidate. A suggestion made to the Company’s Secretary concerning a potential candidate for a directorship will not constitute a nomination of the suggested candidate for election as a director. All nominations of candidates for election as a director must strictly comply with the applicable requirements and time limits summarized in “Advance Notice of Business to be Conducted at an Annual Meeting.”
Human Resources Committee. The Board of Directors has adopted a written charter for the Human Resources Committee of the Company. The Charter of the Human Resources Committee of the Company was attached as Appendix B to the Proxy Statement for the 2017 Annual Meeting. The Human Resources Committee of the Company is comprised of all directors of the Company other than Mr. Gasior. The Human Resources Committee of the Bank is comprised of all Bank Directors other than Mr. Gasior. The membership of the Human Resources Committee of the Bank includes one director of the Bank who is not a director of the Company, and does not include Mr. O’Neill because he is not a director of the Bank. The Human Resources Committee of the Bank is currently responsible for, among other things, establishing Bank-level base salaries, cash incentive compensation plans and bonus payments. All members of each Human Resources Committee are “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. The meetings of the Human Resources Committees were conducted outside the presence of management to discuss compensation, performance and employment related matters.

AUDIT COMMITTEE REPORT
In accordance with the applicable rules of the SEC, the Audit Committee has prepared the following report for inclusion in this Proxy Statement:
As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2018;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 1301, Communications with Audit Committees; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.
This report has been provided and is respectfully submitted by the Audit Committee:
John M. Hausmann, C.P.A., Chairman
Terry R. Wells
Glen R. Wherfel, C.P.A.
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. The Company’s Audit Committee has engaged RSM US LLP to act as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Although not required to be submitted to a shareholder vote, the Board believes it appropriate to obtain shareholder ratification of the Audit Committee’s action in appointing RSM US LLP as the Company’s independent registered public accounting firm. Representatives of RSM US LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions. Should such appointment not be ratified by the shareholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the Board will ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm at their first meeting after the Annual Meeting. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm. The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm. Abstentions will not affect the voting results for this proposal. It is not anticipated that there will be any broker non-votes for this proposal, since this proposal is considered a routine matter under applicable rules.
The Board of Directors recommends a vote “FOR” the ratification of the engagement of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
Payment to Independent Registered Public Accounting Firm
Crowe LLP (“Crowe”) acted as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2018. Representatives of Crowe are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.
Accounting Fees and Services
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe during the years ended December 31, 2018 and 2017:
Audit Fees. The aggregate fees billed to the Company by Crowe for professional services rendered by Crowe for the audit of the Company’s annual financial statements and internal controls, review of the financial statements included in the Company’s Annual Reports on Form 10-K and services that are normally provided by Crowe in connection with statutory and regulatory filings and engagements were $444,000 and $425,000 during the years ended December 31, 2018 and 2017, respectively.

Audit-Related Fees. The aggregate fees billed to the Company by Crowe for assurance and related services rendered by Crowe that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above, were $25,000 for the year ended December 31, 2018 and none for the year ended December 31, 2017. The 2018 fees were billed to the Company for services related to the Bank’s ESOP plan.
Tax Fees. The aggregate fees billed to the Company by Crowe for professional services rendered by Crowe for tax consultations and tax compliance were $132,000 and $154,000 during the years ended December 31, 2018 and 2017, respectively.
All Other Fees. There were no other fees billed for professional services rendered by Crowe other than those described above.
Audit Committee Pre-Approval Policy
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by Crowe, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit and tax fees described above during the years ended December 31, 2018 and 2017.
CHANGE IN PRINCIPAL ACCOUNTING FIRM
As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC (the “Auditor Current Report”), Crowe was previously the principal accounting firm for the Company. On May 7, 2019, the Audit Committee of the Company approved the dismissal of Crowe as the Company's independent registered public accounting firm.
The reports of Crowe on the Company's consolidated financial statements for the fiscal years ended December 31, 2017 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2017 and December 31, 2018 and through May 7, 2019, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2017 and December 31, 2018 and through May 7, 2019, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Company provided Crowe with a copy of the Auditor Current Report prior to its filing with the SEC and requested Crowe to furnish the Company with a letter addressed to the SEC stating whether or not Crowe agreed with the disclosure in the Auditor Current Report. A copy of Crowe’s letter was attached as Exhibit 16.1 to the Auditor Current Report.
In addition, as disclosed in the Auditor Current Report, the Audit Committee approved the appointment of RSM US LLP as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2019.  During the fiscal years ended December 31, 2017 and December 31, 2018 and through May 7, 2019, neither the Company, nor anyone on its behalf, consulted RSM US LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by RSM US LLP that RSM US LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
NARRATIVE DISCUSSION OF EXECUTIVE COMPENSATION
Introduction
This Narrative Discussion of Executive Compensation describes the Company’s compensation philosophy and policies for 2018 as applicable to the executive officers named in the Summary Compensation Table. This section explains the structure and rationale associated with each material element of the named executive officers’ compensation, and it provides context for the more detailed disclosure tables and specific compensation amounts provided in the following section. It is important to note that the Company and the Bank share an executive management team, the members of the executive management team are compensated by the Bank rather than the Company, and the Company reimburses the Bank for its services to the Company through intercompany expense allocations.
Role of the Human Resources Committee of the Board of Directors
Pursuant to its Charter, the Human Resources Committee of the Company is responsible for the execution of the Board of Directors’ responsibilities with respect to compensation, performance evaluation and succession planning for the Company’s Chief Executive Officer and other named executive officers of the Company. The Human Resources Committee of the Company is also responsible for the submission of an annual report on executive compensation to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K. The Human Resources Committee of the Company is comprised of Messrs. Wells (Chairman), Hausmann, O’Neill and Wherfel and Ms. Francis, each of whom is expected to serve on the committee through the conclusion of the Company’s Annual Meeting of Stockholders on June 25, 2019. Each member of the Human Resources Committee of the Company is considered “independent” according to the listing standards of the NASDAQ Stock Market and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.
Compensation Philosophy and Objectives
The overall objective of the Company’s and the Bank’s compensation programs is to align executive officer compensation with the success of meeting strategic, financial and management objectives and goals. The programs are designed to create meaningful and appropriate incentives to manage the business of the Company and the Bank successfully and to align management interests with those of the stockholders of the Company. The program is structured to accomplish the following:

•	encourage a consistent and competitive return to stockholders over the long-term;

•
maintain a corporate environment that encourages stability and a long-term focus for the primary constituencies of the Company and the Bank, including employees, stockholders, communities, clients and government regulatory agencies;

•	maintain a program that:

◦	clearly motivates personnel to perform and succeed according to the current goals of the Company and the Bank;

◦	provides management with the appropriate empowerment to make decisions that benefit the primary constituents;

◦	aligns incentive compensation practices to risk-taking activities;

◦	attracts and retains key personnel critical to the long-term success of the Company and the Bank;

◦	provides for management succession planning and related considerations;

◦	encourages increased productivity;

◦	provides for subjective consideration in determining incentive and compensation components; and

◦	ensures that management:

▪	fulfills its oversight responsibility to its primary constituents;

▪	conforms its business conduct to the Company’s and the Bank’s established ethical standards;

▪	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the constituents of the Company and the Bank; and

▪	avoids any conflict between its responsibilities to the Company and the Bank and each executive officer’s personal interests.
Compensation Committee Interlocks and Insider Participation
Mr. Gasior is the only director of the Company and the Bank who is also an executive officer of the Company and/or the Bank. Mr. Gasior does not participate in the decisions of the Boards of Directors of the Company or the Bank or their respective Human Resources Committees concerning his compensation. No executive officer of the Company or the Bank has served on the Board of Directors or on the compensation committee of any other entity that had an executive officer serving on the Company’s Board of Directors or Human Resources Committee.
Compensation Consultant Independence
The Human Resources Committee of the Company engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel to the Human Resources Committee of the Company. The Human Resources Committee of the Company has received and reviewed the Cook & Co. consultant independence letter and independence policy addressing factors identified by SEC rules to determine whether certain conflicts of interest disclosures must be made. Cook & Co. believes that there is no conflict of interest in its role as an advisor to the Human Resources Committee of the Company. The following factors were assessed by the committee: Cook & Co.’s provision of services other than the executive and non-employee director compensation matters;

the amount of fees received from the Company by Cook & Co. as a percentage of the total revenue of Cook & Co.; the policies and procedures of Cook & Co. that are designed to prevent conflicts of interest; the extent of any business or personal relationships with any member of the committee or any executive officer of the Company or the Bank; and any ownership of the Company’s stock by individuals on the consulting team employed by Cook & Co. After considering these and other factors in their totality, no conflicts of interest with respect to Cook & Co.’s advice were identified by the Board or the Human Resources Committee of the Company.
Compensation Principles and Factors
Business Plan Objectives. The Boards of Directors of the Company and the Bank periodically conduct a review of current and anticipated business conditions in the context of the Company’s and the Bank’s financial and competitive position. The review period typically includes at least the previous two fiscal years and up to two years prospectively. In connection with this review, management submits a Business Plan to the Boards of Directors of the Company and the Bank that proposes strategic, financial and management objectives for the period covered, using multiple scenarios in response to a variety of stated assumptions. The Boards of Directors then evaluate the proposed Business Plan, and modify its provisions to the extent they deem appropriate. The Business Plan is updated by management and the Boards of Directors periodically throughout the year to respond to changing circumstances and conditions. The Business Plan provides a basis for evaluating the future progress of the organization, including all appropriate strategic alternatives, and management’s performance.
The Human Resources Committees of the Company and the Bank considered the Company’s and the Bank’s performance within the context of the business plan and management’s overall performance, weighing numerous factors within and outside of management’s control.
Corporate Performance and Industry Comparison. In establishing named executive officer compensation, the Human Resources Committees periodically evaluate the Company’s and the Bank’s performance compared to management’s and the Boards of Directors’ overall goals and business plan objectives as well as to other financial institutions. The Human Resources Committees believe that using the respective performance factors of the Company and the Bank in determining named executive officer compensation levels is a useful tool for aligning the executive officers’ interests with those of the stockholders of the Company. With that in mind, the Human Resources Committees focus on the respective overall performance of the Company and the Bank relative to the prior calendar year and also consider the performance of insured depository institutions in the Chicago MSA, immediately adjacent MSA or the State of Illinois. As part of the evaluation and review, the Human Resources Committees also take into account the manner in which various subjective issues, such as changes in competition, regulatory standards, and general and local economic conditions (including unemployment rates and commodities prices and adverse conditions in housing and real estate markets) may have affected performance.
For purposes of comparative analysis in assessing corporate performance, the Company generally considers commercial banks and savings institutions of similar asset size, capital ratios, and/or geography. Given the ever-changing landscape within the banking industry, there is no specifically defined group of companies that is utilized for this analysis. The group of comparative financial institutions used in 2018 to assess overall performance consisted of publicly-held financial institutions located in the Chicago MSA, immediately adjacent MSA or the State of Illinois with assets of $2.0 billion to $5.0 billion. The local financial institutions that were considered in 2018 included Old Second Bancorp (OSBC) and Byline Bancorp (BY). A broader group consisting of these publicly-held institutions and a number of privately-held local financial institutions was used to evaluate the improvements that occurred in the Company’s earnings, loan portfolio composition and asset quality performance metrics.
The Boards of Directors of the Company and the Bank believe that industry comparison is a useful tool for assessing business performance, staying competitive in the marketplace and attracting and retaining qualified executives. While the Human Resources Committees believe that it is prudent to use industry comparison data in determining compensation practices, they do not establish empirical parameters or benchmarks for using this data. Rather, where necessary, the Human Resources Committee of the Bank uses industry comparison data to confirm that executive compensation is reasonable relative to competing organizations.
Performance Reviews and Role of Executives in Committee Meetings. Management reports to the Boards of Directors of the Company and the Bank at least annually on its progress in achieving the strategic, financial and management objectives established by the business plan. The Boards of Directors of the Company and the Bank then consider the overall performance of the Company and the Bank and the named executive officers in the context of these objectives, weighing numerous factors and conditions within and outside of management’s control. The Human Resources Committee of the Bank reviews current and proposed compensation levels for the Chief Executive Officer and the other Named Executive Officers for Bank-level base salaries, incentive compensation plans and discretionary cash bonus payments.

The Boards of Directors and the Human Resources Committees exclude the Chief Executive Officer and all other Named Executive Officers from their discussions and formal meetings concerning their compensation, except to receive the results of the decisions made and other relevant information.
Information Resources and Role of Compensation Consultants. In reviewing current and proposed compensation levels for Named Executive Officers, the Human Resources Committees consider the organizational structure and business performance of the Company and the Bank, external information from public sources on industry and competitor business performance and compensation practices and levels and other information it deems relevant to its responsibilities. The Human Resources Committees of the Company and the Bank continued to have access to their own outside counsel and a compensation consultant during 2018. The Human Resources Committee of the Company engaged Cook & Co. to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel. As part of its work in 2018, Cook & Co. updated the peer group and conducted an analysis covering total annual compensation for the position of Chief Financial Officer.
Alignment of Risk and Performance-Based Compensation. The Code of Business Conduct for the Company and the Bank, includes provisions for the recovery (also known as “clawback”) of performance-based incentive compensation paid in or after 2018 in certain situations involving a restatement of financial reporting for a period up to three years from the date the restated financial statements are first filed with the SEC. In addition, incentive compensation plans adopted by the Bank that are directly related to the volumes and pricing of extensions of credit provide for the exclusion or deferral of incentive-based compensation based on either the inherent risk of the extension of credit or the risk rating assigned to the credit by a committee independent of the loan origination process.
Components of Executive Compensation
General. All Named Executive Officers of the Company, including the Chief Executive Officer, are currently executive officers of the Bank. The compensation that the Bank pays to its Named Executive Officers, however, is taken into account in establishing the intercompany expense allocations that the Company pays to the Bank.
Base Salary. Generally, base salary levels are established based on job descriptions and responsibilities, either temporary or permanent in nature (including any revisions or proposed revisions thereto), competitive conditions and general economic trends in the context of the Bank’s financial and franchise condition, and performance. A discussion of changes in base salaries for each named executive officer is included under “Conclusions for the Year Ended December 31, 2018.”
The base salaries of the named executive officers for 2019 are as follows:

Name	Position	2019 Base Salary
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	$465,000
Paul A. Cloutier	Executive Vice President and Chief Financial Officer	$294,950
William J. Deutsch, Jr.	National Commercial Leasing President - Bank	$237,601
Cash Incentive Plan Compensation. The Bank maintains numerous cash incentive compensation plans at the Divisional or Departmental level. Each plan aligns incentive compensation with the applicable Business Plan objectives for a particular Division or Department. The Bank’s Human Resources Committee approves each Divisional or Departmental cash incentive compensation plan for a calendar year. At the conclusion of the calendar year, the Bank’s Human Resources Committee reviews the proposed awards pursuant to each Divisional or Departmental plan. Cash incentive plan compensation for the Chief Executive Officer and the Chief Financial Officer reflects the relative achievement of the strategic, financial and management objectives established by the Business Plan, management’s responses to unforeseen circumstances or conditions that materially differ from those originally assumed, and the individual performance factors established for each individual. Historically, the Bank prepared performance- and risk-based incentive compensation matrices for the Chief Executive Officer and the Chief Financial Officer. Taken together, these matrices incorporated direct relationships of certain key risk exposures and performance elements for the Company. Information with respect to these plans or matrices for the Chief Executive Officer and the Chief Financial Officer is included in “Conclusions for the Year Ended December 31, 2018.”
Discretionary Cash Bonus. The Bank may pay discretionary cash bonuses to associates and officers based on job performance consistent with a high level of individual execution of assigned responsibilities or special projects for a portion of a calendar year, a full calendar year or over a period of years. The Bank’s Human Resources Committee approves all discretionary cash bonus payments for all officers at the level of Vice President or higher. No empirical mathematical formula was used to determine the amount of the discretionary cash bonus payments. The awards of discretionary cash bonus payments for the named executive officers are discussed in “Conclusions for the Year Ended December 31, 2018.”
Share Ownership Guidelines. In the absence of difficult personal circumstances, the Human Resources Committee of the Company encourages the Chief Executive Officer and the other Named Executive Officers of the Company to acquire with their own funds and hold a position in Company shares equal to 100% of the executive’s three-year average annual cash compensation. At December 31, 2018, all of the Company’s named executive officers met all elements of the Human Resources Committee of the Company’s share ownership guidelines.
Prohibited Transactions Involving Shares Issued By BankFinancial Corporation. The Insider Trading Policy for the Company and the Bank, includes provisions prohibiting directors, officers and employees from purchasing shares of common stock issued by the Company in a margin account, or pledging such shares as collateral for a loan. In addition, the Insider Trading Policy prohibits the purchase or sale of financial instruments or otherwise conducting transactions designed to, or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities issued by the Company without the prior written consent of the Company’s Corporate Governance and Nominating Committee.
401(k) Plan. The Company has a tax-qualified defined contribution retirement plan covering all of its eligible employees. Employees are eligible to participate in the plan after attainment of age 21 and completion of six months of service. The Company provides a match of 50% of all contributions up to 6% of eligible compensation. The Company could also contribute an additional amount annually at the discretion of the Board of Directors of the Bank. Contributions totaling $506,000, excluding forfeitures, were made to the 401(k) plan for 2018. All reasonable administrative expenses incurred by the Plan were paid by the Plan.
All Other Compensation and Perquisites. To the extent applicable, the Human Resources Committees of the Company and the Bank review and monitor the level of other compensation and perquisites provided by the Company or the Bank, respectively, to the named executive officers in the context of current business operations and general market practices. Excluding the effects of the Bank’s contributions for the health, vacation, and 401(k) plan benefits available to all full-time employees and the Bank’s reimbursement of the after-tax premium costs for disability insurance coverages, the Human Resources Committees of the Company and the Bank continue to believe that other compensation and perquisites generally should not exceed 10% of each named executive officer’s total annual cash compensation. As of December 31, 2018,the compensation practices of the Company and the Bank with respect to other compensation and perquisites met this standard.
Conclusions for Year Ended December 31, 2018
Executive Summary. The following is a summary of the compensation decisions the Human Resources Committees made with respect to the named executive officers for 2018 and and base salaries for 2019:

•
earned 2018 cash incentive compensation plan payments and discretionary cash bonuses were paid to the Chief Executive Officer, the Chief Financial Officer and the National Commercial Leasing President.

•
in March 2019, the base salary of the Chief Executive Officer increased by 3.3%, the base salary of the Chief Financial Officer increased 1.5%, and the National Commercial Leasing President increased 2.0%. The base salaries of the named executive officers increased by 2.0% in April 2018, except the base salary for the Chief Executive Officer, which increased by 9.0%.

Review of Chief Executive Officer. The Human Resources Committee of the Bank met outside the presence of management to review the Chief Executive Officer’s performance in the context of the approved 2018 Business Plan, and the extent to which established Business Plan objectives were realized during 2018. The Human Resources Committee of the Bank also evaluated the overall state of the Bank’s franchise and strategic position, capabilities and direction consistent with the Chief Executive Officer’s execution of his leadership and planning responsibilities. The Human Resources Committee of the Bank conducted an evaluation of Mr. Gasior’s 2018 performance and 2018 base compensation. The Human Resources Committee of the Bank reviewed historical performance standards first adopted in 2009, evaluated industry compensation information of publicly-traded financial institutions located in the Chicago MSA, immediately adjacent MSA or the State of Illinois with assets of $2.0 billion to $5.0 billion, and evaluated the 2018 performance award percentages compared to the historical performance standards. Based on the factors noted above, the Board of Directors of the Bank, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Executive Officer and approved a 24.65% cash incentive compensation plan payment based on the achievement of the 2018 Business Plan objectives as set forth in the matrix below, a 4.5% discretionary cash bonus payment related to the disposition of the Bank’s Visa B equity securities, and a 3.3% increase to base compensation.

The matrix used by the Human Resources Committee of the Bank with respect to the Chief Executive Officer is as follows:

Component	Weight	2018 Performance Results	2018 Percentage Results		2018 Percentage Awarded		2018 Maximum Percentage
Earnings Per Share	25%	Met	17.60%		17.60%		50%
Internal Controls	25	Met	20.00		20.00		50
Asset Quality (1)	25	Exceeded	35.00		35.00		50
Marketing & Business Development	15	Met	20.00		20.00		50
Leadership & Planning	10	Exceeded	35.00		35.00		50
Composite	100%	Met	24.65%	(2)	24.65%	(3)	50%	(4)

(1)
The Human Resource Committee of the Bank review was based on information provided in our audited financial statements; however, such results were reviewed generally but were not compared to predetermined numerical criteria.

(2)	Represents the percentage of base salary earned as cash incentive compensation.

(3)	Represents the percentage of base salary paid as cash incentive compensation.

(4)	Represents the maximum percentage of base salary available as cash incentive compensation.
The Earnings target and the actual results for the year ended December 31, 2018, are set forth in the table below.

Category	2018 Performance	2018 Plan
Earnings Per Share	$1.11	$0.88
Review of the Chief Financial Officer. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the Chief Financial Officer. The Human Resources Committee of the Bank noted that the Chief Executive Officer had provided it with an assessment of the performance of the Chief Financial Officer, which included a review of the historical performance standards first adopted in 2009, an evaluation of industry compensation data of publicly-traded institutions located in the Chicago MSA, immediately adjacent MSA, or the State of Illinois with assets of $2.0 billion and $5.0 billion and an evaluation of 2018 performance compared to the historical standards. The Human Resources Committee noted that the Bank achieved strong results in its regulatory examinations and independent reviews relating to Asset-Liability Management. In addition, the Chief Financial Officer provided core decision support analysis to the Chief Executive Officer and the Company’s Board of Directors with respect to the payment of dividends, the Company’s Share Repurchase Program, the evaluation of two potential acquisitions of smaller financial institutions, a community development project, and the tracking of corporate and industry performance for Business Plan and strategic planning purposes. Because the members of the Board of Directors have had considerable interaction with the Company’s Chief Financial Officer throughout the year, the Human Resources Committee of the Bank determined that it had a strong basis to make an evaluation of the Chief Financial Officer independent of the Chief Executive Officer’s conclusions and recommendations. Based on the factors noted above, the Human Resources Committee of the Bank approved a 15.3% cash incentive compensation plan payment to the Chief Financial Officer, consisting of 10.69% based on the achievement of the 2018 Business Plan objectives as set forth in the matrix below plus 4.6% related to the completion of a specific project-based goal related to community development investments, and a 2.4% discretionary cash bonus payment related to the disposition of the Bank’s Visa B equity securities.
The Human Resources Committee of the Bank also approved a standard base compensation increase of 1.5% for the Chief Financial Officer. The Board of Directors of the Bank ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Financial Officer.

The matrix utilized by the Human Resources Committee of the Bank with respect to the Chief Financial Officer is as follows:

Component	Weight	2018 Performance Results	2018 Percentage Results		2018 Percentage Awarded		2018 Maximum Percentage
Core Earnings Per Share	5%	Met	8.80%		8.80%		20%
Internal Controls	25	Met	10.00		10.00		20
Asset Quality (Securities)(1)	30	Met	10.00		10.00		20
Liquidity & Interest Rate Risk	30	Met/Exceeded	12.50		12.50		20
Leadership & Planning	10	Met	10.00		10.00		20
Composite	100%	Met/Exceeded	10.69%	(2)	10.69%	(3)	20%	(4)

(1)
The Human Resource Committee of the Bank’s review was based on information provided in our audited financial statements; however, such results were reviewed generally but were not compared to predetermined numerical criteria.

(2)	Represents the percentage of base salary earned as cash incentive compensation.

(3)	Represents the percentage of base salary paid as cash incentive compensation.

(4)	Represents the maximum percentage of base salary available as cash incentive compensation.
The Earnings target and the actual results for the year ended December 31, 2018, are set forth in the table in the Review of the Chief Executive Officer.
Review of National Commercial Leasing President. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the National Commercial Leasing President. The Human Resources Committee of the Bank noted that the Chief Executive Officer had assessed the performance of the National Commercial Leasing President and the applicable cash incentive compensation based on the results of the Bank’s 2018 National Commercial Leasing President Incentive Compensation Plan. The Bank’s National Commercial Leasing President Incentive Compensation Plan rewards successes in growing the commercial lease portfolio, the lessor credit portfolio, commercial deposits, and non-interest income based on Business Plan projections and underwriting standards. The National Commercial Leasing President, with the concurrence of the Chief Executive Officer, projected the Business Plan results based on numerous factors including the prior year’s volume funded and average outstanding, the allocation of relative credit risk between investment grade and other leases, the relative volume of discounted lease originations, the average outstanding balance of commercial loans to independent equity lessors, the yield achieved on lease and loan originations, the asset quality of the portfolio, current economic and projected market conditions, lease and loan repayments and other factors. The National Commercial Leasing Division achieved 102% of the overall portfolio balance target at December 31, 2018; however, the relative credit risk composition of discounted lease originations resulted in a lower yield than the overall portfolio balance target yield by approximately 2.4%. Based on the relative achievements within the Discounted Lease and Lessor Commercial Credit portfolios pursuant to the 2018 National Commercial Leasing Incentive Compensation Plan, the Human Resources Committee of the Bank approved a $100,464 cash incentive compensation plan payment to the National Commercial Leasing President for 2018 and a $11,647 discretionary cash bonus payment related to the management of certain wholesale lessor relationships. The Committee’s approval includes $410 earned under the incentive compensation plan but deferred for up to two years pursuant to the Bank’s risk management controls with respect to incentive compensation for risk-taking activities. If the obligations are not met, then the deferred amounts will be forfeited. The Human Resources Committee of the Bank also approved a standard base compensation increase of 2.0% for the National Commercial Leasing President. The Board of Directors of the Bank ratified the actions of the Human Resources Committee of the Bank with respect to the National Commercial Leasing President.
Reasonableness of Compensation
After considering all components of the compensation program for the named executive officers, the Human Resources Committee of the Bank has determined that such compensation is reasonable and appropriate.
The cash incentive compensation programs for the Chief Executive Officer, the Chief Financial Officer, and the National Commercial Leasing President include both asset quality and internal control risk measurements. Similar controls exist within the incentive compensation plans for non-executive officers and employees, as applicable. In addition, the measurement and review of the asset quality and internal controls performance are separated from the applicable business operations, including audits by the Internal Audit Division, the Company’s independent external audit firm and other third-party independent reviews. Finally, the overall system of internal controls is robust and provides multiple levels of controls to reasonably detect and prevent instances of excessive risk taking within the organization.

Tax and Accounting Treatment
Code Section 409A. The Human Resources Committees of the Company and the Bank have monitored regulatory developments under Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004 and deals with specific tax rules for non-qualified deferred compensation plans. The Company previously revised certain provisions in its employment agreements with the Chief Executive Officer, the other Named Executive Officers and certain other officers to address Section 409A and the final Treasury Regulations under Section 409A.
Other Taxation Issues. The Human Resources Committees of the Company and the Bank believe that, as compensation structures become more complex, the effects of the alternative minimum tax and other taxation issues could affect the net intended effect of the Company’s and the Bank’s compensation plans. Although no specific action is warranted at this time, the Human Resources Committees of the Company and the Bank intends to monitor the effects of the alternative minimum tax and other taxation issues on the Company and its directors, officers and associates when evaluating various compensation principles, practices and plans.
EXECUTIVE COMPENSATION
The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer and the other two most highly compensated executive officers who served in such capacities during 2018:
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation (1)		All Other Compensation (2)	Total Compensation
F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President	2018	$439,958	$20,000	$110,925	(3)	$31,484	$602,367
	2017	412,703	—	138,256		64,165	615,124
Paul A. Cloutier Executive Vice President and Chief Financial Officer	2018	289,148	7,000	44,574	(4)	$29,876	$370,598
	2017	284,011	—	33,842		63,671	381,524
William J. Deutsch, Jr. National Commercial Leasing President	2018	231,713	11,647	100,464	(5)	15,397	$359,221
	2017	227,596	—	104,368		48,452	380,416

(1)
Mr. Deutsch's 2018 and 2017 amounts include $410 and $1,021 earned under the cash compensation plan, respectively, but deferred for up to two years pursuant to the Bank's risk management controls with respect to incentive compensation and paid if certain lease obligations are met. If the obligations are not met, then the deferred amounts will be forfeited.

(2)	All other compensation for the named executive officers during fiscal 2018 is summarized below:

Name	Perquisites(i)	Insurance(ii)	Tax Reimbursement(iii)	401(k) Match	Total
F. Morgan Gasior	$19,200	$2,913	$1,272	$8,099	$31,484
Paul A. Cloutier	$18,600	$2,106	$920	$8,250	$29,876
William J. Deutsch, Jr.	$6,000	$1,739	$760	$6,898	$15,397

(i)	Includes use of an automobile or an automobile allowance, and in the case of Messrs. Gasior and Cloutier, club dues.

(ii)
Consists of premiums paid by the Company during the fiscal year with respect to additional short- and long-term disability insurance for each named executive officer. Certain amounts were paid by the executive and reimbursed by the Company under employment agreement provisions that reduce, on a dollar-for-dollar basis, the Bank’s obligations under such executive’s employment agreement in the event of the executive’s death or disability by the amount of insurance proceeds received by the executive’s named beneficiary.

(iii)
Reflects reimbursement for income and employment taxes incurred by the executive as a result of the insurance premiums paid by the executive and reimbursed by the Company. See note (ii) above and discussion below for additional information.

(3)	Mr. Gasior is eligible to receive an incentive cash bonus up to 50% of base salary based on the achievement of weighted performance goals.

(4)
Mr. Cloutier is eligible to receive an incentive cash bonus up to 20% of base salary based on the achievement of weighted performance goals and an additional incentive cash bonus up to a maximum of $15,000 based on the achievement of a community development project performance goal.

(5)
Mr. Deutsch is eligible to receive an incentive under the National Commercial Leasing President Incentive Compensation Plan. Maximum payout is not limited if certain business plan objectives are achieved during 2018. If these objectives are not achieved, the maximum payout is limited to $165,000. Final incentive earned is subject to risk-based deferrals and asset quality adjustments.

Potential Payments upon Termination or Change of Control
The following table sets forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the Named Executive Officers would be entitled upon a termination of employment as of December 31, 2018. As is more fully described on the following page, the named executive officers entered into employment agreements with the Company and/or the Bank, as applicable (each, an “Employment Agreement”), which provide for payments and benefits to a terminating executive officer following a termination other than for “cause” or by resignation. Except for the payments and benefits provided by the Employment Agreements, all other payments and benefits provided to any Named Executive Officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of the Bank.

Executive	Potential Payments Upon Termination or Change of Control	Termination by the Bank			Other Types of Termination			Change of Control (3)
		For Cause	For Disability (1)	Without Cause (2)	By Resignation	For Good Reason (2)	Upon Death (1)
F. Morgan Gasior	Cash payments	$—	$1,230,189	$1,693,108	$—	$1,693,108	$1,230,189	$1,693,108
	Continued Benefits	—	18,706	23,221	—	23,221	18,706	23,221
Paul A. Cloutier	Cash payments	$—	$753,439	$1,033,659	$—	$1,033,659	$753,439	$1,033,659
	Continued Benefits	—	32,260	40,046	—	40,046	32,260	40,046
William J. Deutsch, Jr.	Cash payments	$—	$681,954	$681,954	$—	$681,954	$681,954	$681,954
	Continued Benefits	—	14,752	14,752	—	14,752	14,752	14,752

(1)
For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of his employment period. The cash payments for Mr. Deutsch include a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive's employment period. Continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period based on actual cost for 2018. Excludes any reduction in benefit as a result of disability insurance or federal social security disability payments.

(2)
For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. The cash payments for Mr. Deutsch include a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive's employment period. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2018, except for Mr. Deutsch, whose continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period.

(3)
The payments reflected in this column assume the executive terminated for good reason in connection with a change of control. For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. The cash payments for Mr. Deutsch include a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive's employment period. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2018, except for Mr. Deutsch, whose continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period. Executive severance benefits for Mr. Deutsch may be reduced to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code. Assuming a December 31, 2018 termination, the cash payments reflected above for Mr. Deutsch do not require a reduction.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued but unpaid salary and vacation pay.

•	Distributions of plan balances under the Bank’s 401(k) plan. See “401(k) Plan” for an overview of the 401(k).
Employment Agreements.The Bank has entered into employment agreements with Messrs. Gasior, Cloutier and Deutsch and the Board of Directors of the Bank last reviewed the Bank’s employment agreements with Messrs. Gasior, Cloutier and Deutsch in 2018 and approved the extension of their terms through May 31, 2021. The reviews are conducted annually and the next review is scheduled to occur in the second quarter of 2019.
Under the employment agreements, the Bank will pay the executive officers the base salary as reflected in the Bank’s payroll records, subject to discretionary increases by the Board of Directors. The 2019 base salaries for Messrs. Gasior, Cloutier and Deutsch are $465,000, $294,950 and $237,601, respectively. The employment agreements provide that the base salary may be increased but may not be decreased without the executive officer’s prior written consent. The employment agreements also provide that the executive officer will receive the use of an automobile or an automobile allowance and in the case of Messrs. Gasior and Cloutier, the payment of designated club dues, provided that, in a given year, these payments may not, in the aggregate, exceed 10% of the executive officer’s cash compensation. The employment agreements further provide that the executive officer is entitled to participate with other executive officers in cash incentive compensation plans and discretionary cash bonuses, if approved by the Board, respectively. In addition to base salary, cash incentive compensation plans or discretionary cash bonuses, as may be approved by the Board, the employment agreements provide for, among other things, participation in a Section 125 cafeteria plan, group medical, dental, and vision (referred to as the “Core Plans”), disability and life insurance plans, the 401(k) plan, and other employee and fringe benefits applicable to executive personnel.
During the employment period, each executive officer is provided with a supplemental disability insurance policy that pays 60% of base salary for the remaining term of the agreement in the event the executive officer is terminated due to disability. If an executive officer becomes disabled, his or her base salary will be reduced proportionately by the disability payments made under the disability policy and under the federal social security system. Each executive officer is responsible for paying the premiums but receives an annual allowance in an amount sufficient, on an after-tax basis, to equal the premium payments. In the event of termination of employment due to disability, the executive officer will be entitled to his earned salary, an amount equal to the annual average of any cash incentive compensation and bonus that the executive officer received during the preceding two fiscal years, except for Mr. Deutsch who would receive an amount equal to the cash incentive compensation he would receive during the current year. The executive officer will receive the prorated employer matching 401(k) plan contribution that the executive officer would be entitled to receive for the current year. In addition, the executive officer will be entitled to the base salary the executive officer would have been paid through the date the employment period would have expired if the executive officer’s employment had not been sooner terminated due to disability, which will be reduced on a dollar-for-dollar basis by the disability insurance and federal social security disability payments referenced above, and continued coverage under the Core Plans through the date the employment period would have expired, subject to the executive officer’s continued payment of the costs and contributions for which he is responsible. After their continued coverage under the core plans expires, Messrs. Deutsch and Cloutier will be provided with a cash insurance expense stipend if the Bank’s insurer will not allow them to remain in the Bank’s health insurance plan after their employment ends or until they become eligible for Medicare coverage or for coverage under another employer’s group health plan. Mr. Gasior will have access to health insurance until he qualifies for Medicare provided that he pays the annual insurance premiums at COBRA rates.
In the event the executive officer’s employment is terminated due to death, his surviving spouse and minor children, if any, will be entitled to the same coverage under the core plans that the executive officer would have been provided if his employment had terminated due to disability. In addition, the executive officer’s estate or trust, as applicable, will be entitled to the base salary the executive officer would have been paid through the date the employment period would have expired if the executive officer’s employment had not been sooner terminated due to death. The Bank will generally have no obligation to pay or provide an executive officer’s estate, surviving spouse, or minor children with any other compensation or benefits on account of the executive officer’s death.
In the event the executive officer’s employment is terminated without cause by the Bank, the executive officer will receive his earned salary, prorated incentive compensation, accrued plan contribution, and continued coverage under the Core Plans for 36 months, except for Mr. Deutsch, whose continued coverage would be during the remaining employment period. Continued coverage under the Core Plans is subject to the executive officer’s payment of costs and contributions for which he is responsible. After their continued coverage under the Core Plans expires, Messrs. Deutsch and Cloutier will be provided with a cash insurance expense stipend; Mr. Gasior will have access to health insurance until he qualifies for Medicare provided that he pays the annual insurance premiums at COBRA rates. In the event of a termination without cause, the executive would be paid an amount equal to three times the average annual compensation, with the exception of Mr. Deutsch who would be paid his base salary from the effective date of termination through the date the employment period would have expired. Payment of benefits would be made in a single lump sum (except for Mr. Deutsch, for whom the payment would be made in equal installments), except for payments upon death and payments that exceed certain “safe harbor” provisions of the Internal Revenue Code.
Under the employment agreements, the executive officer may terminate his employment for “Good Reason” by giving notice within 60 days after the event giving rise to the right to terminate employment. Good Reason generally includes (i) the Bank’s decision not to re-elect or failure to re-elect the executive officer to his present position; (ii) with the exception of Mr. Deutsch, the Bank’s failure to extend the executive officer’s employment period on the anniversary date for an additional year; (iii) the relocation of the executive officer’s principal place of employment by more than a specified distance; (iv) the reduction in the executive officer’s base salary or a material reduction in benefits to which the executive officer is entitled; (v) the liquidation or dissolution of the Bank or the Company; (vi) the Bank’s material uncured breach of the employment agreement; and (vii) with the exception of Mr. Deutsch, the occurrence of a “Change of Control” as such term is defined in the 2006 EIP. With respect to Mr. Gasior’s employment agreement, “Good Reason” also includes the failure to elect or re-elect him as Chairman of the Board of Directors of the Bank, a change in the composition of the Board of Directors of the Bank such that the current directors no longer constitute a majority of the board other than in certain circumstances where the new board is nominated or appointed by the existing board, or a significant reduction in the scope of his duties, powers, privileges, authority or responsibilities. In the event an executive officer’s employment is terminated for Good Reason, he will receive the same amounts, the same coverage under the Core Plans and the same health insurance coverage continuation rights that he would have received if his employment had been terminated without cause. An executive officer who terminates his employment by resignation other than due to Good Reason will only be entitled to his earned salary and vacation through the date of termination.
The executive officer is required under the employment agreement to execute a general release in consideration for any severance amounts. The executive officer also agrees not to compete with the Bank or its affiliates for six months after termination or during the period that severance amounts are paid, if longer. In addition, the executive officer agrees not to solicit the Bank’s customers, their business or the Bank’s employees for eighteen months, which may be reduced in certain circumstances. Payment of amounts due the executive officers under the employment agreements will generally be made in a single lump sum, or in the case of Mr. Deutsch, in equal installments as described above.
The Company has entered into employment agreements with Messrs. Gasior and Cloutier and the Board of Directors of the Company last reviewed the Company’s employment agreements with Messrs. Gasior and Cloutier in 2018 and approved the extension of their terms through May 31, 2021. The reviews are conducted annually and the next review is scheduled to occur in the second quarter of 2019.
The Company does not separately compensate Messrs. Gasior or Cloutier for their services to the Company. Instead, the Bank pays and provides their cash compensation and benefits, and allocates a portion of this expense to the Company pursuant to an intercompany expense sharing arrangement in proportion to the time and services that they provide to the Company. The employment agreements between the Company and Messrs. Gasior and Cloutier thus provide that any cash compensation and benefits that become simultaneously due under both their employment agreements with the Company and their employment agreements with the Bank will be subtracted from those due Messrs. Gasior and Cloutier under their respective employment agreements with the Company. The payments and benefits that each of Messrs. Gasior and Cloutier will receive under his employment agreement with the Company if his employment is terminated without cause, for Good Reason or due to death or disability are the same as those provided for in their respective employment agreements with the Bank.
The primary material differences between the Company’s employment agreements with Messrs. Gasior and Cloutier and their respective employment agreements with the Bank are that their employment agreements with the Company provide that, upon the termination of employment based on the occurrence of a Change of Control as that term is defined in the 2006 EIP, (i) the restricted periods applicable to the non-competition and non-solicitation covenants set forth in their respective employment agreements with the Company and their employment agreements with the Bank will be reduced to six months and the scope of the competitive restrictions will be limited to those that existed immediately prior to the Change of Control; and (ii) all obligations that may become due simultaneously under both the Company’s employment agreements with Messrs. Gasior and Cloutier and their respective employment agreements with the Bank will first be provided under their employment agreements with the Company. The Company employment agreements do not impose a limit on the compensation that would be payable to Messrs. Gasior or Cloutier upon the occurrence of a Change of Control to avoid an “excess parachute payment” under Section 280G of the Internal Revenue Code.
Compensation of Directors
Directors’ Fees. All directors of the Company, other than Mr. O’Neill, are also directors of the Bank. Except for Mr. Gasior, who receives no fees for serving as a director, committee chairperson or committee member, the directors of the Bank received a Board fee of $2,000 per month through March 2018 for preparing for and attending meetings of the Board of Directors of the Bank. Except for the Audit Committee, the Bank did not pay its directors a separate fee during 2018 for serving on board committees. The members of the Audit Committee were paid an Audit Committee fee during 2018 because the Audit Committee is a required entity with separate responsibilities established by applicable laws and regulations. Through March 2018, the Bank paid an Audit Committee fee of $1,000 per quarter to Mr. Hausmann (the Chairman of the Audit Committee), and $800 per quarter to Messrs. Wells and Wherfel (members of the Audit Committee).
Beginning in April 2018, the Board of Directors of the Bank received a Board fee of $3,000 per month and the Board of Directors of the Company received a Board fee of $1,500 per month. The Company paid an Audit Committee fee of $500 per month to Mr. Hausmann and $400 per month to Messrs. Wells and Wherfel.
Mr. O’Neill was compensated for his service as a director of the Company because he is not a director of the Bank. Mr. O’Neill received a Board fee of $1,000 per month through March 2018 and $1,500 per month beginning in April 2018. Mr. O’Neill was reimbursed for his travel expenses for attending meetings of the Board of Directors of the Company.

The table below provides information on 2018 compensation for directors who served in 2018. Directors receive no perquisites in addition to the scheduled fees paid to each member, except as noted below:

Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
Cassandra J. Francis	$46,500	$46,500
John M. Hausmann, C.P.A.	$52,000	$52,000
Thomas F. O’Neill	$16,500	$16,500
John W. Palmer (2)	$16,500	$16,500
Terry R. Wells	$50,900	$50,900
Glen R. Wherfel, C.P.A.	$50,900	$50,900

(1)	Ms. Francis and Messrs. Hausmann, Wells, and Wherfel fees include fees for service on the Board of Directors of the Bank in the amount of $33,000.

(2)	John W. Palmer resigned as a Director of the Company, effective February 26, 2019.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to the rules and regulations of the SEC, the compensation of the Chief Executive Officer and the other two most highly compensated executive officers of the Company and Bank (collectively, the “Named Executive Officers”) is described in detail in the “Narrative Discussion of Executive Compensation” and “Executive Compensation” sections of this Proxy Statement, including the compensation tables and the accompanying narrative discussions.
At our 2017 Annual Meeting, we provided stockholders with the opportunity to vote on an advisory, non-binding basis as to the frequency that stockholders would vote on a “say-on-pay” proposal, which gives stockholders the opportunity to endorse or not endorse, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers. In light of the advisory vote of stockholders at our 2017 Annual Meeting, we determined to hold the “say-on-pay” advisory vote on an annual basis until the next frequency vote, which is occurring at the 2023 Annual Meeting. Accordingly, stockholders have the opportunity to vote on an advisory, non-binding resolution at the Annual Meeting to approve the compensation of our Named Executive Officers, as described in this Proxy Statement under “Narrative Discussion of Executive Compensation” and the compensation tables and narrative disclosure.
We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.
The “say-on-pay” proposal will be presented at the Annual Meeting in the form of the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Narrative Discussion of Executive Compensation, compensation tables and narrative discussion, is hereby APPROVED.”
The Board of Directors recommends that the stockholders of the Company vote “FOR” this resolution.
The Board of Directors believes that the Company’s compensation policies and procedures appropriately encourage a culture of pay for performance, serve to attract and retain experienced, highly qualified executives who are critical to the Company’s long term success, and align the compensation of the Named Executive Officers with the long term interests of the Company and its stockholders. Consistent with these objectives, and as discussed more fully in the “Narrative Discussion of Executive Compensation” section of this Proxy Statement:

•
The Chief Executive Officer, the Chief Financial Officer, and the National Commercial Leasing President received cash incentive plan payments and discretionary cash bonuses for the year ended December 31, 2018.

•	Base compensation increased 3.3% for Chief Executive Officer, 1.5% for the Chief Financial Officer and 2.0% for the National Commercial Leasing President in 2019.

•	Base compensation increased 2.0% for the Named Executive Officers in 2018, except the base salary for Chief Executive Officer Gasior increased by 9.0%.
The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. At our 2018 Annual Meeting of Stockholders, over 96% of the advisory votes cast were for the approval of the compensation paid to the Company’s Named Executive Officers.

Where no instructions are indicated, validly executed proxies will be voted “FOR” this resolution.
The advisory vote on this resolution will not be binding on the Board of Directors or the Compensation Committee, and will not overrule their prior decisions with respect to the compensation that was paid or awarded to any Named Executive Officer or create or imply any additional fiduciary duty on the Board of Directors or the Human Resources Committee. The Board of Directors and the Human Resource Committee will review the voting results and take them into account when making future decisions on the compensation of the Named Executive Officers, and will periodically review all material elements of the Company’s executive compensation program and procedures to ensure that they continue to fulfill their objectives. Stockholders have an opportunity to vote annually on the compensation of the Company’s Named Executive Officers.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any stockholder who wishes to contact the Board of Directors or an individual director may do so by writing to the Board of Directors or the individual director care of, BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary. Each communication received will be reviewed by the Secretary and distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communication. The Secretary may attempt to handle an inquiry directly or forward a communication to another employee of the Company for response. The Secretary also has the authority not to forward a communication to the Board of Directors or an individual director if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
TRANSACTIONS WITH CERTAIN RELATED PERSONS
Neither the Bank nor the Company had any outstanding extensions of credit as of December 31, 2018 to any executive officer or directors or to a related interest of a director or executive officer. The Bank’s Professional Responsibility Policy provides that no director or executive officer (as defined by the Bank’s Board of Directors) may provide goods or services to the Bank or an affiliate (which includes the Company) unless approved by the disinterested majority of the Board of Directors after full disclosure and it is determined that the arrangement is fair and appropriate. In addition, all transactions between the Bank or its affiliates and a director or executive officer must be conducted on an arm’s length basis, comply with all applicable laws and regulations and be on terms that are no more favorable to the director or executive officer than those afforded to similarly situated customers and vendors.
STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BankFinancial Corporation’s executive office, 60 North Frontage Road, Burr Ridge, Illinois 60527, no later than 5:00 P.M., Chicago, Illinois Time, on January 15, 2020. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee for election to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not earlier than the 150th day nor later than 5:00 P.M., Chicago, Illinois Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 P.M., Chicago, Illinois Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must include:

•	As to each individual whom the stockholder proposes to nominate for election or re-election as a director,

◦	the name, age, business address and residence address of such individual;

◦	the class, series and number of any shares of stock of BankFinancial Corporation that are beneficially owned by such individual;

◦	the date such shares were acquired and the investment intent of such acquisition; and

◦
all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected);

•
As to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any “Stockholder Associated Person” (as defined in the Company’s bylaws), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom;

•
As to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

•
As to the stockholder giving the notice and any Stockholder Associated Person described above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•
To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such stockholder’s notice.

Nothing in this Proxy Statement shall be deemed to require the Company to include in its Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the 2020 Annual Meeting of Stockholders must be given to the Company no earlier than December 16, 2019 and no later than 5:00 P.M., Chicago, Illinois Time, on January 15, 2020. If notice is received before December 16, 2019 or after 5:00 P.M., Chicago, Illinois Time, on January 15, 2020, it will not be considered timely, and the Company will not be required to present the matter at the next Annual Meeting of Stockholders.
ENVIRONMENTAL AND SOCIAL MATTERS
The Company conducts no business activity other than activities relating to capital management and stockholder relations, and acting as a source of financial strength for the Bank. The Bank maintains a broad range of activities with respect to its relations with its community and society.

•
Environmental Protection and Sustainability: The Bank maintains policies to detect and prevent adverse environmental conditions with respect to the business operations of its borrowers; in addition, the Bank provides specialized financing for remediation of environmentally-contaminated real property to restore the property to a condition in compliance with federal and state environmental protection laws and regulations.

With respect to the Bank’s facilities and operations, the Bank’s operations and branch office density present an inherently low profile in terms of carbon emissions. To the extent supported by local municipalities, the Bank participates in plastic and metal recycling programs. The Bank’s migration to digital transaction execution and information delivery significantly reduces the Bank’s consumption of paper and road delivery services. The Bank’s capital investment program continues to invest in energy-efficient lighting and HVAC systems, which can produce reductions of up to 60% compared to historical energy usage and non-recyclable materials replacement.

•
Workforce: With minorities and women equal to 78% of the Bank’s workforce, and 63% of the Bank’s management leadership, the Bank maintains workforce diversity broadly consistent with its communities. The Bank maintains an extensive training program, from entry-level to executive-level, focused on developing and maintaining expertise in general banking, financial literacy, suitability of loan, deposit and non-deposit products offered by or through the Bank, the U.S. Bank Secrecy - Anti-Money Laundering Act, the U.S. Bank Bribery Act, the U.S. Bank Security Act, equal credit and equal employment opportunity, and consumer protection laws, regulations, principles and practices, as well as training in customer protection practices for the prevention of financial fraud, including information security and elder abuse. In addition to the Codes of Ethics and Business Conduct referenced in “Code of Ethics” on page 10 of this Proxy Statement, the Bank maintains appropriate anti-discrimination, anti-harassment and workplace safety policies and practices, including independent channels of communication available 24/7 to the Human Resources Division and Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•
Customer Data Privacy and Information Security: The Bank maintains and publishes its Customer Data Privacy Policy on its official website. The Policy includes disclosures of the use and sharing of certain customer information, as well as the significant restrictions the Bank places on such activities. In addition, the Bank maintains policies restricting the knowing use or collection of information about children under 13 by the Bank, other than to provide parental notice or consent. The Bank also maintains policies and controls over the use of electronic mail solicitations, including a customer’s ability to “opt-out” of electronic solicitations at any time.

The Bank maintains policies and controls concerning customer information security, including transaction processing. The Bank requires multi-factor authentication for on-line banking access as well as additional controls for transaction processing. The Bank also has policies and controls to identify, classify and limit access to non-public customer information, including a comprehensive vendor management program.
The Bank maintains multiple channels for customer engagement and feedback, including formal policies and controls governing responses to official customer complaints or reports of inaccurate consumer financial data. When applicable and practicable, the Bank’s Marketing & Sales Division incorporates customer responses into the Bank’s product and service development and delivery.

•
Community Investment, Participation and Support: The Bank is a leader in community investment, with eight consecutive “Outstanding” Community Reinvestment Act ratings since 1998 as determined by agencies of the U.S. Treasury Department. The Bank maintains a leadership position in lending to providers of affordable multi-family residential housing in its primary market, and in providing financing to providers of healthcare and community support services to low-income individuals and families, developmentally disabled persons, and the elderly. The Bank provides financial and in-kind support by its associates to over 100 charitable organizations within its communities.

OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act as determined by a majority vote of those present and voting.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BANKFINANCIAL CORPORATION, 60 NORTH FRONTAGE ROAD, BURR RIDGE, ILLINOIS 60527, ATTN: JAMES J. BRENNAN, SECRETARY.
BY ORDER OF THE BOARD OF DIRECTORS
James J. Brennan
Secretary
Burr Ridge, Illinois
May 14, 2019

BankFinancial℠ Corporation

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Central Time, on June 25, 2019.

Online
Go to **www.envisionreports.com/BFIN** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BFIN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

BankFinancial Corporation Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

01 - John M. Hausmann 02 - Glen R. Wherfel

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐

The Board of Directors recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. An advisory, non-binding resolution to approve our executive compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof as permitted by law.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

The undersigned acknowledge(s) receipt from the Company, prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement dated May 14, 2019 and the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, the signature of any joint holder is required. A proxy executed by a corporation or other legal entity should be signed in its name by an authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1UPX 414414

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

030D6D

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BFIN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - BANKFINANCIAL CORPORATION

Proxy for Annual Meeting of Stockholders June 25, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BANKFINANCIAL CORPORATION

The person(s) granting this proxy, whose signature(s) appear(s) on the reverse side of this proxy, hereby appoint(s) F. Morgan Gasior, Cassandra J. Francis, Thomas F. O'Neill, and Terry R. Wells and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting, then that one, to act as attorneys and proxies for the person(s) granting this proxy to vote all shares of common stock of BankFinancial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on Tuesday, June 25, 2019 at 11:00 a.m., Chicago, Illinois Time, at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, and any adjournments or postponements thereof, with all the powers the undersigned would possess if present.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE RATIFICATION OF THE ENGAGEMENT OF RSM US LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY AND "FOR" THE ADVISORY, NON-BINDING RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH SHARES AT SAID MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy continues and must be signed on the reverse side.

Thank you for voting.

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.